EXHIBIT 3.1

                                                              ADOPTED: 5-17-2000




                                     BYLAWS
                                       OF
                             AMCORE FINANCIAL, INC.
                             ----------------------




                                    ARTICLE I
                                     OFFICES
                                     -------

     The principal office of the corporation in the State of Nevada shall be located in the City of Reno, County of Washoe. The corporation may have such other offices, either within or without the State of Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.


                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the first Tuesday in the month of May in each year, at the hour set forth in the notice of meeting, or at such other time or on such other day within thirty days as shall be fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute may be called by the chairman of the board, chief executive officer or by the board of directors.

     Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A special meeting called by the chairman of the board or by the chief executive officer shall be held at such

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place, either within or without the State of Nevada, as may be designated in the notice of such meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Nevada.

     Section 4. Notice of Meeting. Notice of any annual or special meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting by written notice signed by the chairman of the board, the chief executive officer, a vice president, the secretary, or the assistant secretary of the corporation, or by such other person or persons as the board of directors shall designate, stating the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation, and upon such mailing of any such notice the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Delivery of any such notice to any officer of a corporation or association or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for such determination of stockholders, such date in any case to be not more than sixty days, and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply at any adjournment thereof.

     Section 6. Inspectors. The board of directors may, in advance of any stockholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote there at,

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shall make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding at the meeting. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If there are three or more inspectors, the act of a majority shall govern.

     Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, a majority of the shares represented at a meeting of stockholders may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8. Proxies. At any meeting of the stockholders of the corporation any stockholder may be represented and vote by proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.

     No such proxy shall be valid after the expiration of six months from the day of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.


     Section 9. Voting of Shares. Each holder of common stock shall be entitled to one vote for each share thereof held upon each matter submitted to a vote at a meeting of stockholders. The election of each director shall constitute a matter submitted to a vote, and each stockholder shall be entitled to cast his votes for a nominee for each director to be elected on a noncumulative basis. Whenever directors are to be elected by the stockholders, they shall be elected by a plurality of the votes cast at the election. Whenever any action, other than the election of directors, is to be taken by a vote of the stockholders, it shall, except as otherwise required by law, be authorized by a majority of

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the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

     Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

     Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into the trustee's name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Treasury shares of its own stock held by the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 11. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be available for inspection by the inspectors appointed to act at the meeting or by any stockholder present at the meeting upon request made to the person presiding at such meeting.

     Section 12. Formal Action by Stockholders Required. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consents of such stockholders.

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                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

     Section 2. Number, Tenure and Qualifications. The board of directors of the corporation shall consist of such number of directors, not less than three nor more than fourteen, as shall be fixed from time to time by the board of directors. Each director shall hold office until the annual meeting of stockholders of the year in which his term of office expires and until his successor shall have been elected and qualified.

     Section 3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual meeting. Nominations of persons for election to the board of the corporation at the annual meeting may be made at a meeting of stockholders by or at the direction of the board of directors by any nominating committee or person appointed by the board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3 of Article III. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting.

     Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice: (i) the name and record address of stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.

     The Board of Directors may also elect directors, in the event either of a vacancy or an increase in the number of directorships established, for the term set forth in the Articles of Incorporation.

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     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4. Regular Meetings. The regular annual meeting of the board of directors shall be held on the same day as the shareholders annual meeting, at the hour set forth in the notice of the meeting, or at such other time or on such other day within thirty days as shall be fixed by the board of directors. Regular meetings of the board of directors shall be held in February, May, August and November of each year, without notice other than this bylaw, on the Wednesday following the second Tuesday of each such month, at such time and place, either within or without the State of Nevada, as the board of directors may from time to time determine by resolution. In addition, the board of directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

     Section 5. Special Meetings.Special meetings of the board of directors may be held by or at the request of the chairman of the board, the chief executive officer or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the board of directors called by them.

     Section 6. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 9. Action Without a Meeting. Any action required or permitted to be

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taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the board or of such committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the board or committee.

     Section 10. Meetings by Conference Telephone or Similar Communications Method. Members of the board of directors of the corporation or of any committee designated by the board, may participate in a meeting of the board or such committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Any meeting held in such manner shall be held at a place providing access to a conference telephone network or similar communications method which permits members of the board of directors or committee to participate in the meeting in accordance with this Section without being present at the meeting. Participation in a meeting in such manner shall constitute presence in person at such meeting.

     Section 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

     Section 12. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting or both. For the purposes of this Section, participation in a meeting of the board of directors or any committee thereof by means of a conference telephone network or a similar communications method shall constitute attendance at such meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 13. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the board before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the board immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Emeritus Directors. The board of directors may, by resolution passed

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by a majority of the whole board, designate a director of the corporation who has retired to the honorary position of an emeritus director or any other designation as determined by the board. Emeritus directors shall not manage the business or affairs of the corporation. An emeritus director who was elected by the board of directors at the 1996 annual meeting of shareholders, or earlier, may receive compensation as set forth in a policy adopted by the board of directors. Emeritus directors elected by the board of directors subsequent to the 1996 annual meeting of stockholders shall receive no compensation for being designated an emeritus director or any other emeritus designation.


                                   ARTICLE IV
                              EXECUTIVE COMMITTEES
                              --------------------

     Section 1. Appointment and Authority. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more executive committees, each committee to consist of one or more of the directors and may include officers of the corporation, unless prohibited by law or these bylaws, one of whom shall be designated as chairman, which, to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place a seal, except that no such committee shall have the authority of the board of directors in reference to: (a) amending the Articles of Incorporation;
(b) adopting a plan of merger or consolidation; (c) recommending to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business; (d) recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof; (e) making, altering, amending or repealing any bylaws of the corporation; (f) electing, appointing or removing any director or officer of the corporation; (g) submitting to stockholders any action that requires stockholders' approval; (h) amending or repealing any resolution theretofore adopted by the whole board of directors; or
(i) declaring dividends. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The designation of each such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

     Section 2. Tenure and Qualifications. Each member of an executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the committee and qualified.

     Section 3. Meetings. Meetings of an executive committee may be held at such

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times and places as the chairman, chief executive officer or chairman of the committee may determine. Special meetings of an executive committee may be called by any member thereof upon not less than two day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the committee at his business address. Any member of an executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of an executive committee need not state the business proposed to be transacted at the meeting.

     Section 4. Quorum. A majority of the members of an executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 5. Vacancies. Any vacancy in an executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     Section 6. Resignations and Removal. Any member of an executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of an executive committee may resign from the committee at any time by giving written notice to the chairman or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 7. Procedure. Each committee chairman and secretary shall be appointed by the board of directors. The committee may fix its own rules of procedures and adopt its own charters which shall not be inconsistent with these bylaws or the law. It shall keep regular minutes of its meetings and actions and report the same to the board of directors for its information and ratification, if applicable, at the next meeting of the board of directors.

     Section 8. Executive Management Committee. One of the executive committees shall be an executive management committee which shall meet as needed. Its duties shall include the management of the business and affairs of the corporation when the board of directors is not in session. It shall have all of the powers, duties, responsibilities and authority of the board except as prohibited by law and Section 1, Article IV, of these bylaws.

     Section 9. Audit Committee. One of the executive committees shall be an audit

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committee, which shall meet a minimum of three times per year. The members of the audit committee shall be directors of the corporation who are not officers engaged in the management of the corporation. Its duties shall include reviewing the proposed scope of the annual audit and the results and recommendations of the independent auditors on completion of the annual audit; recommending to the board of directors a firm of independent auditors whose appointment shall be submitted to the stockholders for ratification at the annual meeting; recommending the compensation of the independent auditors; reviewing the system of internal controls of the corporation and its subsidiaries and the performance of its internal audit services; monitoring compliance by management with certain policies of the corporation.

     Section 10. Compensation Committee. One of the executive committees shall be a compensation committee which shall meet not less than once a year. Its duties shall include reviewing and recommending the compensation of the executive officers and compensation programs for the corporation to the board of directors.

     Section 11. Investment Committee. One of the executive committees shall be an investment committee which shall meet a minimum of three times per year. Its duties shall include reviewing and directing the investments held by the corporation or its subsidiaries as corporate funds. It shall review, formulate and adopt investment policies and, if appropriate, select, review, appoint, monitor and terminate investment managers.


                                    ARTICLE V
                                    OFFICERS
                                    --------

     Section 1. Number. The officers of the corporation and the number of them to be assigned to each level of responsibility shall be elected and determined by the board of directors and may include a chairman, a vice chairman, chief executive officer, president (who, if a separate chief executive officer is not named, shall be chief executive officer), executive vice president, senior vice president, vice president treasurer, auditor, secretary and assistant secretary. Functional designations as, and appointments of, chief operating officer, chief financial officer, chief administrative officer, chief marketing officer, controller, and such other officers and assistant officers as may be deemed necessary from time to time, shall be made by the board of directors. In addition, the corporation shall have a resident agent in the State of Nevada, which agent shall be appointed by the board of directors. Any two or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the annual meeting of the board. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until

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his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Chairman. The chairman shall preside at all meetings of the board of directors and at all meetings of the stockholders. The chairman shall also perform such other duties as may be assigned to him from time to time by the board of directors.

     Section 6. Chief Executive Officer. The chief executive officer of the corporation, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The chief executive office will assume specific responsibility and the authority necessary to assure the desired conduct, operations, and results of the corporation officers reporting directly to him, as well as the senior executive officer of each and all affiliate banks or subsidiary companies, whose overall responsibility is the successful management and administration of his or her respective bank or company, except that the chief executive officer shall not be empowered to cause the senior executive officer of an affiliate bank or subsidiary company to undertake any act or omission contrary to law, or inconsistent with the rules and regulations or the directives of a regulatory authority, or which would create personal liability for any director or officer of such affiliate bank or subsidiary company. He or she shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors. He may vote any shares or other securities of any domestic or foreign corporation of any kind or type or of any federal instrumentality or association which may at any time be owned by the corporation, may execute any stockholders' or other consents or waivers in respect thereof, and a certified copy of this bylaw provision together with a certificate of incumbency delivered to an issuer of such stock or security shall constitute the proxy of this corporation for the chief executive officer to execute, such powers shall remain in force from the date of such delivery until there shall have been delivered to such issuer a certified amendment of this bylaw provision or a certified instrument revoking such incumbency. The chief executive officer may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. He or she may sign, with the secretary or any other proper officer of the corporation as authorized by the board of directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution

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thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

     Section 7. President. The president shall have such duties as may be prescribed by the board of directors from time to time.

     Section 8. Executive Vice President; Senior Vice President; Vice President. Except as otherwise provided in this ARTICLE V, in the absence of the chief executive officer or in the event of his death, inability or refusal to act, the individual serving as the executive vice president and/or chief operating officer of the corporation, or if there is none, the individual serving as executive vice president and/or chief financial officer of the corporation, or if there is none, the executive vice president and/or chief administrative officer, or if there is none, the president or one of the senior vice presidents, in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Any vice president of any rank may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the chief executive officer.

     Section 9. Secretary. The secretary and any assistant secretary shall: (a) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (b) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (c) keep a register of the address of each stockholder which shall be furnished to the secretary by such stockholder; (d) sign with the chief executive officer, the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (e) have general charge of the stock transfer books of the corporation; (f) shall keep the minute book of the corporation, record therein the minutes of all meetings of the board of directors and of the shareholders of the corporation (except only in the event of an executive session of the board of directors at which only directors shall be present), and read and submit for approval such minutes at the next meeting of the board of directors or stockholders, as the case may be, unless copies of such minutes have been distributed or made available to all persons in attendance at such subsequent meeting, in which event the reading of the minutes may be dispensed with by motion; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.

     Section 10. Treasurer. The treasurer shall: (a) have charge and custody of and

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

be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (e) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     Section 11. Resident Agent. The resident agent shall hold office until a successor shall have been appointed and shall have qualified. The resident agent may be either an individual or a corporation, shall reside or be located in the State of Nevada, shall have charge of the principal office of the corporation in the State of Nevada and shall perform those duties specified by the laws of the State of Nevada but shall otherwise have no authority to act on behalf of the corporation. The resident agent may be removed by the board of directors at its pleasure, but such removal shall be without prejudice to the contract rights, if any, of the agent so removed. Appointment of a resident agent shall not of itself create contract rights.

     Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

     Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall

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

be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer, president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be printed or lithographed upon such certificate in lieu of the actual signatures if the certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney there unto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                                  ARTICLE VIII
                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall begin on the Ist day of January and end on the 31st day of December in each year.

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

                                   ARTICLE IX
                                 CORPORATE SEAL
                                 --------------

     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and state of incorporation and the words "Corporate Seal."


                                    ARTICLE X
                                WAIVER OF NOTICE
                                ----------------

     Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the General Corporation Law of the State of Nevada, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



                                   ARTICLE XI
                                   AMENDMENTS
                                   ----------

     These bylaws may be altered or repealed and new bylaws may be adopted by the board of directors, but bylaws adopted by the board of directors may be altered or repealed, and new bylaws made by the stockholders entitled to vote thereon.


                                   ARTICLE XII
                                     RECORDS
                                     -------

     Section 1. Records to be Kept at Principal Office. The corporation shall keep and maintain at its principal office in the State of Nevada:

     (a) a certified copy of its Articles of Incorporation and all amendments thereto;

     (b)  a certified copy of its bylaws and all amendments thereto;

     (c) a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively; or

     (d) in lieu of stock ledger or duplicate stock ledger specified in subsection (c), a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in this subsection is kept.

     Section 2. Inspection of Records. Any person who has been a stockholder of record of the corporation for at least six months immediately preceding his demand, or any person holding, or there unto authorized in writing by the holders of, at least 5% of all its outstanding shares, upon at least five days written demand, or any judgment creditor of the corporation without prior demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger, whether kept in the principal office of the corporation in the State of Nevada or elsewhere as provided in subsection (d) of Section 1, and to make extracts therefrom. Any such inspection may be denied to such stockholder or other person upon his refusal to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that he has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.



Adopted:  July 6, 1982

Amended:  August 10, 1982
          November 9, 1982
          December 13, 1983
          February 22, 1984
          February 12, 1986
          May 14, 1986
          August 13, 1986
          November 13, 1986
          February 11, 1987
          February 17, 1988
          May 16, 1990
          February 16, 2000
          May 9, 2000
          May 17, 2000


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